SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  June 20, 2002


                                  BRIAZZ, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


                                   Washington
                   -------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



      000-32527                                          91-1672311
------------------------                       ---------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


                        3901 7th Avenue South, Suite 200
                         Seattle, Washington 98108-5206
              ----------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code  (206) 467-0994




                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events

Following the completion of the Company's $1.25 million convertible debt financing, which is described more fully in the press release attached as
Exhibit 99.1 hereto and incorporated by reference herein, we believe our current cash and cash equivalents will be sufficient to meet our anticipated cash needs for working capital and capital expenditures for approximately the next three to six months, depending upon the success of our initiatives with current and potential wholesale customers, including Target and Albertson's, which was discussed in our Form 8-K filed on June 5, 2002.

Briazz's capital plan has at least two phases. The $1.25 million convertible debt financing represents the completion of the first phase. In the near future, Briazz will begin working on a $5 million to $10 million financing to truly strengthen the Company's balance sheet and provide significant long-term growth capital.


This report contains statements that may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include comments regarding the ability of the Company to raise $5 to $10 million in financing on terms favorable to the Company, if at all.


Item 7. Exhibits and Reports on Form 8-K

(c) The following exhibits are filed as part of this report:


    Exhibit No.     Description
    -----------     -----------
        99.1        Press Release dated June 20, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BRIAZZ, INC.



Date:  June 20, 2002                    By  /s/ Tracy Warner
                                            -----------------------------------
                                            Tracy Warner
                                            Chief Financial Officer

                                 EXHIBIT INDEX



    Exhibit No.     Description
    -----------     -----------
        99.1        Press Release dated June 20, 2002